Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACTS:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Jennifer Beugelmans, Pure Communications
(646) 596-7473
EPIX Pharmaceuticals Announces Resignation of Chief Business Officer
Vice President of Discovery and Manufacturing To Assume Key Responsibilities
LEXINGTON, Mass — February 27, 2009— EPIX Pharmaceuticals, Inc. (NASDAQ:EPIX) a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform, today announced that Chen Schor has resigned his position as chief business officer (CBO), effective March 23, 2009, to pursue other opportunities. Sheila DeWitt, Ph.D., EPIX’s former head of business development and current vice president of discovery and manufacturing, will lead the company’s business development efforts going forward.
“We thank Chen for his contributions, particularly the roles he played as we established our collaborations with Amgen, GlaxoSmithKline and the Cystic Fibrosis Foundation, and we wish him well in his future endeavors,” said Elkan Gamzu, Ph.D., interim chief executive officer of EPIX. “At the same time, we are extremely pleased to have such a talented team here at EPIX and look forward to Sheila assuming a leadership role in our business development efforts. While Sheila will continue to transition into her expanded role, to date she has already led many Vasovist-related activities, including the worldwide technology transfer of rights to EPIX as well as activities in support of our efforts to monetize Vasovist. We look forward to her future contributions.”
Dr. DeWitt joined the management team of EPIX in 2005 as the vice president of business development and strategic planning and transitioned to the role of vice president of discovery and manufacturing in 2007. As vice president of business development and strategic planning, Dr. DeWitt played an integral role in the merger with Predix Pharmaceuticals. Prior to this, Dr. DeWitt served in a variety of other R&D and business development roles including, vice president portfolio development and business unit head for Strategic Alliances and Discovery at ArQule, business unit head for Chip-Based Discovery at Orchid Biosciences, founder and vice president for Diversomer Technologies and a variety of scientific positions at Parke-Davis (now Pfizer). Throughout her career, Dr. DeWitt has successfully evaluated and integrated acquisitions, led strategic alliances and built an extensive skill set in biotechnology business development. Dr. DeWitt holds a B.A. in chemistry from Cornell University and a Ph.D. in organic chemistry from Duke University. She has edited one book, is the inventor on 22 issued patents and is the author on more than 50 manuscripts and abstracts.

About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform. The company has a pipeline of internally-discovered drug candidates currently in clinical development to treat diseases of the central nervous system (see www.trialforAD.com) and lung conditions. EPIX also has collaborations with leading organizations, including GlaxoSmithKline, Amgen and Cystic Fibrosis Foundation Therapeutics.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of management. These statements relate to, among other things, our expectations and assumptions concerning changes in our management team and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured; risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials; failure to obtain the financial resources to complete development of product candidates; our inability to further identify, develop and achieve commercial success for new products and technologies; competing products may be more successful; our inability to interest potential partners in our technologies and products; our inability to achieve commercial success for our products and technologies; our inability to successfully in-license products and/or technologies; our inability to successfully defend against litigation, including any appeal or re-filing of the shareholder class action lawsuit; our inability to protect our intellectual property and the cost of enforcing or defending our intellectual property rights; our failure to comply with regulations relating to our products and product candidates, including FDA requirements; failure to obtain the financial resources to complete development of product candidates; the risk that the FDA may interpret the results of our studies differently than we have; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully secure regulatory approval of and market our drug candidates; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.